Cloudera Reports Second Quarter Fiscal Year 2020 Financial Results

PALO ALTO, Calif. September 4, 2019 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its second quarter of fiscal year 2020, ended July 31, 2019. Total revenue for the second quarter was $196.7 million, and subscription revenue was $164.1 million. Annualized Recurring Revenue grew 16% year-over-year.

"We executed better in Q2, exceeding expectations on all our financial measures. Most importantly, we delivered an initial release of our cloud-native data management and analytics offering, Cloudera Data Platform. We already have a select group of customers evaluating this rich set of public cloud services, CDP Data Hub, Data Warehouse, and Machine Learning,” said Marty Cole, chairman of the board and interim chief executive officer, Cloudera. “We are focused on meeting our customers’ demands for hybrid and multi-cloud solutions that support use cases from the Edge to AI. That is the promise of CDP and the enterprise data cloud. Also, our internal metrics and pipeline generation have materially improved from Q1 levels. Together with solid execution in our second quarter, we are ‘on plan’ for achieving our objectives for this fiscal year.”

All numbers reported for prior periods are presented for Cloudera on a standalone basis since the merger with Hortonworks, Inc. closed on January 3, 2019, and, as such, there is no comparative year-over-year financial information for the combined company.

GAAP loss from operations for the second quarter of fiscal 2020 was $89.1 million, compared to a GAAP loss from operations of $29.4 million for the second quarter of fiscal 2019.

Non-GAAP loss from operations for the second quarter of fiscal 2020 was $7.4 million, compared to a non-GAAP loss from operations of $8.3 million for the second quarter of fiscal 2019.

Operating cash flow for the second quarter of fiscal 2020, which includes $13.3 million of merger-related payments, was negative $33.0 million, compared to operating cash flow of negative $23.6 million for the second quarter of fiscal 2019.

GAAP net loss per share for the second quarter of fiscal 2020 was $0.31 per share, based on weighted-average shares outstanding of 276.8 million shares, compared to a GAAP net loss per share of $0.19 per share for the second quarter of fiscal 2019, based on weighted-average shares outstanding of 149.5 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the second quarter of fiscal 2020 was $0.02 per share, based on weighted-average shares outstanding of 276.8 million shares, compared to a non-GAAP net loss per share of $0.05 per share for the second quarter of fiscal 2019, based on weighted-average shares outstanding of 149.5 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of July 31, 2019, the company had total cash, cash equivalents, marketable securities and restricted cash of $508.6 million.

Recent Business and Financial Highlights

•	Annualized Recurring Revenue was $681.9 million, representing 16% year-over-year growth

•	Non-GAAP subscription gross margin for the quarter was 86%

•	Operating cash flow was negative $33.0 million, including $13.3 million of merger-related payments

•	Customers with annualized recurring revenue greater than $100,000 were 953, up 24 from the previous quarter

•	Delivered the initial release of our cloud-native data management and analytics offering, Cloudera Data Platform, including Data Hub, Data Warehouse, and Machine Learning public cloud services

•	Announced a new open source licensing and distribution framework, aligning Cloudera’s model with the industry standard set by Red Hat

•	Entered into an agreement to acquire Arcadia Data, a provider of cloud-native AI-powered business intelligence and real-time analytics

•	Expanded our strategic partnership with IBM resulting in our best historical customer bookings quarter with IBM

•	Cloudera was named an Overall Leader for Analytical Data Infrastructure by Dresner Advisory Services in their 2019 Industry Excellence Awards

Business Outlook

The outlook for the third quarter of fiscal 2020, ending October 31, 2019, is:

•	Annualized Recurring Revenue in the range of $685 million to $695 million

•	Total revenue in the range of $187 million to $190 million

•	Subscription revenue in the range of $162 million to $164 million

•	Non-GAAP net loss per share in the range of $0.08 to $0.06 per share

•	Weighted-average shares outstanding of approximately 283 million shares

The outlook for fiscal 2020, ending January 31, 2020, is:

•	Annualized Recurring Revenue in the range of $685 million to $720 million

•	Total revenue in the range of $765 million to $775 million

•	Subscription revenue in the range of $645 million to $655 million

•	Operating cash flow in the range of negative $80 million to negative $65 million, including $60 million of non-recurring merger-related payments

•	Non-GAAP net loss per share in the range of $0.28 to $0.24 per share

•	Weighted-average shares outstanding of approximately 280 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its second quarter of fiscal 2020 results and the outlook for its third quarter of fiscal 2020 and full year fiscal 2020 at 2:00 PM Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 8872765

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term goals and targets, including expectations regarding the acceptance by our enterprise customers of enterprise data cloud and the Cloudera Data Platform, and our “Business Outlook” for our third quarter of fiscal 2020 and our full year fiscal 2020 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP gross margins, non-GAAP subscription gross margins, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), and amortization of acquired intangible assets from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the impact of anti-dilutive restricted stock units and stock options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue
Annualized Recurring Revenue (“ARR”) is a performance metric, which we use to assess the health and trajectory of our business. ARR equals the annualized value of all recurring subscription contracts with active entitlements as of the end of the period, including pre-merger Hortonworks contracts. ARR does not reflect non-recurring partner revenue, subscription revenue with certain related parties, custom engineering and premium add-on support.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018 (As Adjusted)*	2019	2018 (As Adjusted)*
Revenue:
Subscription	$164,102	$95,798	$318,940	$182,561
Services	32,609	17,181	65,239	33,877
Total revenue	196,711	112,979	384,179	216,438
Cost of revenue:(1) (2)
Subscription	29,075	14,961	58,412	30,768
Services	28,055	17,171	59,951	34,715
Total cost of revenue	57,130	32,132	118,363	65,483
Gross profit	139,581	80,847	265,816	150,955
Operating expenses:(1) (2)
Research and development	65,742	39,800	129,915	83,464
Sales and marketing	112,491	53,381	231,874	115,191
General and administrative	50,445	17,090	96,877	33,426
Total operating expenses	228,678	110,271	458,666	232,081
Loss from operations	(89,097)	(29,424)	(192,850)	(81,126)
Interest income, net	3,156	2,173	6,447	3,980
Other income (expense), net	104	(907)	337	(2,028)
Loss before provision for income taxes	(85,837)	(28,158)	(186,066)	(79,174)
Provision for income taxes	(1,206)	(791)	(4,107)	(2,097)
Net loss	$(87,043)	$(28,949)	$(190,173)	$(81,271)
Net loss per share, basic and diluted	$(0.31)	$(0.19)	$(0.69)	$(0.55)
Weighted-average shares used in computing net loss per share, basic and diluted	276,778	149,505	274,207	148,115

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018

Cost of revenue – subscription	$4,189	$2,496	$8,008	$5,044
Cost of revenue – services	4,196	2,776	8,456	5,250
Research and development	18,453	8,336	36,294	18,197
Sales and marketing	15,435	2,698	28,799	8,777
General and administrative	19,460	4,169	29,047	8,573

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenue – subscription	$2,687	$622	$5,597	$1,244
Sales and marketing	17,250	35	34,500	70

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenue)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018 (As Adjusted)*	2019	2018 (As Adjusted)*
Revenue:
Subscription	83%	85%	83%	84%
Services	17	15	17	16
Total revenue	100	100	100	100
Cost of revenue(1) (2):
Subscription	15	13	15	14
Services	14	15	16	16
Total cost of revenue	29	28	31	30
Gross margin	71	72	69	70
Operating expenses(1) (2):
Research and development	33	35	34	39
Sales and marketing	57	47	60	53
General and administrative	26	15	25	15
Total operating expenses	116	97	119	107
Loss from operations	(45)	(25)	(50)	(37)
Interest income, net	2	2	2	2
Other income (expense), net	—	(1)	—	(1)
Loss before provision for income taxes	(43)	(24)	(48)	(36)
Provision for income taxes	(1)	(1)	(2)	(1)
Net loss	(44)%	(25)%	(50)%	(37)%

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenue – subscription	2%	2%	2%	2%
Cost of revenue – services	2	2	2	2
Research and development	9	7	9	8
Sales and marketing	8	2	7	4
General and administrative	10	4	8	4
Total stock-based compensation expense	31%	17%	28%	20%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	9	—	9	—
Total amortization of acquired intangible assets	10%	1%	10%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2019	January 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$88,075	$158,672
Marketable securities, current	331,763	322,005
Accounts receivable, net	160,298	242,980
Contract assets	5,569	4,824
Deferred costs	39,546	32,100
Prepaid expenses and other current assets	31,342	38,281
Total current assets	656,593	798,862
Property and equipment, net	26,061	27,619
Marketable securities, non-current	85,412	56,541
Intangible assets, net	639,229	679,326
Goodwill	588,742	586,456
Deferred costs, non-current	30,301	36,913
Restricted cash	3,352	3,367
Operating lease right-of-use assets	216,958	—
Other assets	9,727	7,559
TOTAL ASSETS	$2,256,375	$2,196,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,283	$8,185
Accrued compensation	50,149	53,590
Other contract liabilities, current	7,935	17,177
Other accrued liabilities	30,299	24,548
Operating lease liabilities, current	21,358	—
Deferred revenue, current	366,980	390,965
Total current liabilities	481,004	494,465
Operating lease liabilities, non-current	205,466	—
Deferred revenue, non-current	87,952	116,604
Other contract liabilities, non-current	1,053	1,296
Other liabilities	5,404	22,209
TOTAL LIABILITIES	780,879	634,574
STOCKHOLDERS’ EQUITY:
Common stock	14	13
Additional paid-in capital	2,814,767	2,711,340
Accumulated other comprehensive income (loss)	130	(42)
Accumulated deficit	(1,339,415)	(1,149,242)
TOTAL STOCKHOLDERS’ EQUITY	1,475,496	1,562,069
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,256,375	$2,196,643

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018 (As Adjusted)*	2019	2018 (As Adjusted)*

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(87,043)	$(28,949)	$(190,173)	$(81,271)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	34,433	2,676	69,064	5,068
Stock-based compensation expense	61,733	20,475	110,604	45,841
Accretion and amortization of marketable securities	(735)	(210)	(1,660)	(195)
Amortization of deferred costs	11,321	7,240	20,973	13,803
Loss (gain) on disposal of fixed assets	44	—	459	(20)
Changes in assets and liabilities:
Accounts receivable	(14,836)	(31,652)	80,660	34,188
Contract assets	(214)	5	(745)	2,850
Prepaid expenses and other assets	(3,222)	4,130	(3,213)	12,297
Deferred costs	(12,395)	(9,024)	(21,807)	(13,554)
Accounts payable	(1,056)	704	(3,661)	583
Accrued compensation	6,440	5,190	(6,090)	(9,437)
Accrued expenses and other liabilities	(5,238)	2,792	(16,345)	3,613
Other contract liabilities	(4,241)	152	(9,485)	385
Deferred revenue	(17,971)	2,918	(50,101)	(13,341)
Net cash (used in) provided by operating activities	(32,980)	(23,553)	(21,520)	810
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(114,771)	(138,133)	(311,224)	(252,376)
Proceeds from sale of marketable securities and other investments	30,114	19,038	39,385	32,294
Maturities of marketable securities and other investments	105,404	116,690	235,402	230,903
Capital expenditures	(2,028)	(3,449)	(4,721)	(7,663)
Net cash provided by (used in) investing activities	18,719	(5,854)	(41,158)	3,158
CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net share settlement of restricted stock units	(7,847)	(3,482)	(15,645)	(4,388)
Proceeds from employee stock plans	3,270	4,249	9,220	11,330
Net cash (used in) provided by financing activities	(4,577)	767	(6,425)	6,942
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(449)	(834)	(1,509)	(1,215)
Net (decrease) increase in cash, cash equivalents and restricted cash	(19,287)	(29,474)	(70,612)	9,695
Cash, cash equivalents and restricted cash — Beginning of period	110,714	100,468	162,039	61,299
Cash, cash equivalents and restricted cash — End of period	$91,427	$70,994	$91,427	$70,994

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,763	$737	$3,645	$1,898
Cash paid for operating lease liabilities	$13,955	$—	$25,034	$—
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in accounts payable and other accrued liabilities	$500	$561	$500	$561
Right-of-use assets obtained in exchange for new operating lease liabilities	$526	$—	$2,966	$—

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

Cloudera, Inc.
Three Months Ended July 31, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$29,075	$(4,189)	$(2,687)	$22,199
Subscription gross margin	82%	3%	2%	86%
Cost of revenue- Services	28,055	(4,196)	—	23,859
Services gross margin	14%	13%	—%	27%
Gross profit	139,581	8,385	2,687	150,653
Total gross margin	71%	4%	1%	77%
Research and development	65,742	(18,453)	—	47,289
Sales and marketing	112,491	(15,435)	(17,250)	79,806
General and administrative	50,445	(19,460)	—	30,985
Loss from operations	(89,097)	61,733	19,937	(7,427)
Operating margin	(45)%	31%	10%	(4)%
Net loss	(87,043)	61,733	19,937	(5,373)
Net loss per share, basic and diluted	$(0.31)	$0.22	$0.07	$(0.02)

Cloudera, Inc.
Three Months Ended July 31, 2018
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$14,961	$(2,496)	$(622)	$11,843
Subscription gross margin	84%	3%	1%	88%
Cost of revenue- Services	17,171	(2,776)	—	14,395
Services gross margin	—%	16%	—%	16%
Gross profit	80,847	5,272	622	86,741
Total gross margin	72%	5%	1%	77%
Research and development	39,800	(8,336)	—	31,464
Sales and marketing	53,381	(2,698)	(35)	50,648
General and administrative	17,090	(4,169)	—	12,921
Loss from operations	(29,424)	20,475	657	(8,292)
Operating margin	(26)%	18%	1%	(7)%
Net loss	(28,949)	20,475	657	(7,817)
Net loss per share, basic and diluted	$(0.19)	$0.14	$—	$(0.05)

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

Cloudera, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

	Fiscal 2020
(in millions)	Q3	FY
GAAP net loss	($97) - ($91)	($378) - ($367)
Stock-based compensation expense (*)	54	220
Amortization of acquired intangible assets	20	80
Non-GAAP net loss	($23) - ($17)	($78) - ($67)

(*) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Rhodes Klement
press@cloudera.com
+1 (888) 789-1488